UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 6, 2007

Farmer Bros. Co.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-1375	95-0725980
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

20333 South Normandie Avenue, Torrance, California		90502
(Address of Principal Executive Offices)		(Zip Code)

(310) 787-5200

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

2007 Omnibus Plan

On December 6, 2007 at the 2007 Annual Meeting of Stockholders (the “Annual Meeting”), the stockholders of Farmer Bros. Co., a Delaware corporation (the “Company”), approved the Farmer Bros. Co. 2007 Omnibus Plan (the “Omnibus Plan”).  The following description of the Omnibus Plan does not purport to be complete and is qualified in its entirety by reference to the Omnibus Plan, which was previously filed as Exhibit 10.1 to the Form 8-K filed by the Company with the SEC on August 29, 2007 and is incorporated herein by reference.

Awards.  The Omnibus Plan provides for the grant or issuance of stock options, stock appreciation rights, restricted stock, restricted stock units, dividend equivalents, performance-based awards, stock payments, cash-based awards or other incentives payable in cash or shares of stock, or any combination thereof.  Each award will be set forth in a separate agreement with the person receiving the award and will indicate the type, terms and conditions of the award. The number of shares available for issuance under the Omnibus Plan will be 1,000,000, and no individual may be granted awards representing more than 250,000 shares in any calendar year, in each case, subject to adjustment as provided in the Plan.

Administration.  The Omnibus Plan will be administered by the Compensation Committee of the Board.   Subject to the terms and conditions of the Omnibus Plan, the Compensation Committee has the authority to select the persons to whom awards are to be made, to determine the number of shares to be subject thereto and the terms and conditions thereof, and to make all other determinations and to take all other actions necessary or advisable for the administration of the Omnibus Plan. The Compensation Committee is also authorized to adopt, establish or revise rules relating to administration of the Omnibus Plan.  The full Board will administer the Omnibus Plan with respect to awards to non-employee directors.

Eligibility.  Awards under the Omnibus Plan may be granted to individuals who are then Company officers or employees or are the officers or employees of any of the Company’s subsidiaries. Such awards, other than performance-based awards, may also be granted to the Company’s directors and consultants. Only employees may be granted incentive stock options.

For additional information regarding the Omnibus Plan, refer to Item 3 (Proposal to Approve the 2007 Omnibus Plan) on pages 11-17 of the Company’s 2007 Proxy Statement, as filed with the Securities and Exchange Commission on October 24, 2007, incorporated herein by reference.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)                                 Retirement of Chief Executive Officer

Effective upon commencement of the Annual Meeting, Guenter W. Berger, Chairman and Chief Executive Officer of the Company, and a member of the Board of Directors of the Company and its subsidiaries, retired as Chief Executive Officer of the Company.  Following his retirement, Mr. Berger will continue as Chairman of the Board.  He also will continue as an employee of the Company through December 31, 2007.  As a director, Mr. Berger will receive the Company’s standard director compensation for non-employee directors.  A copy of the press release announcing Mr. Berger’s retirement and various other matters is filed herewith as Exhibit 99.1 and is incorporated herein by reference.

(c)                                  Appointment of New Chief Executive Officer

Effective upon commencement of the Annual Meeting, Roger M. Laverty III, President and Chief Operating Officer, was promoted to Chief Executive Officer of the Company. A copy of the press release announcing Mr. Laverty’s promotion and various other matters is filed herewith as Exhibit 99.1 and is incorporated herein by reference.

(d)                                 Appointment of Directors

At the Annual Meeting, the stockholders of the Company elected Roger M. Laverty III, Martin A. Lynch and James J. McGarry to serve as Class I Directors of the Company for a three-year term of office expiring at the 2010 Annual Meeting of Stockholders. Mr. Lynch has been named to the Audit Committee and Mr. McGarry has been named to the Compensation Committee.

In connection with their service as directors, Messrs. Lynch and McGarry will receive the Company’s standard non-employee director compensation. As a new director, Mr. Lynch and the Company will enter into the Company’s standard form of Indemnification Agreement for directors and officers, pursuant to which the Company will, to the extent permitted by applicable law, indemnify and hold harmless Mr. Lynch against all expenses, judgments, fines, penalties and amounts paid in settlement in connection with any threatened, pending or completed proceeding by reason of his status as a director. The foregoing description is qualified in its entirety by the full text of the form of Indemnification Agreement, which was previously filed as Exhibit 10.01 to the Company’s Current Report on Form 8-K filed with the SEC on May 22, 2006, and is filed herewith as Exhibit 10.1 (to update the schedule of indemnitees), and is incorporated herein by reference. Messrs. Laverty and McGarry previously entered into similar agreements with the Company.

(e)                                  2007 Omnibus Plan

On December 6, 2007 at the 2007 Annual Meeting, the stockholders of the Company approved the Omnibus Plan. A brief description of the terms and conditions of the Omnibus Plan is set forth above in Item 1.01 and incorporated by reference herein.

Incentive Compensation Plan Fiscal 2008 Target Awards

On December 6, 2007, the Compensation Committee of the Board of Directors of Farmer Bros. Co., a Delaware corporation (the “Company”), established target awards under the Farmer Bros. Co. 2005 Incentive Compensation Plan (the “Plan”) for the fiscal year ending June 30, 2008 (“fiscal 2008”). The Compensation Committee designated Roger M. Laverty III, John E. Simmons and Michael J. King (collectively, the “Named Executive Officers”) as participants in the Plan for fiscal 2008. For fiscal 2008, the Company has set the target awards of Messrs. Laverty, Simmons and King at $225,000, $150,000 and $150,000, respectively.

For fiscal 2008, the Compensation Committee has established that the Company’s financial performance for purposes of the Plan will be based on the level of achievement of operating cash flow and net sales as determined from the Company’s audited financial statements. “Operating cash flow” is defined as income from operations plus depreciation and ESOP compensation expense, excluding income from the sale of capital assets. A percentage between 25% and 150% will be derived based on the combined level of achievement of these two criteria. The matrix showing the levels of achievement and percentages has not been included in this description since such information relates to specific quantitative or qualitative performance related factors. The Compensation Committee has also assigned individual goals for fiscal 2008 to each of the Named Executive Officers. The individual goals have not been included in this description in order to maintain the confidentiality of the Company’s confidential commercial or business information. The preliminary bonus awards for fiscal 2008 will be determined based on the level of achievement of the assigned individual goals within a range of 60% to 120%, multiplied by the financial performance percentage derived from the matrix, multiplied by the Named Executive Officer’s fiscal 2008 target award.

The form of 2008 Target Award Notification Letter under the Plan is attached as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 5.05 Amendments to the Registrant’s Code of Ethics, or Waiver of a Provision of the Code of Ethics.

On December 6, 2007 in connection with his promotion to Chief Executive Officer, Mr. Laverty signed the Company’s Code of Ethics (the “Code”).  The Code’s standards remain the same. The Code is attached to this report as Exhibit 14.1 and will be available on the Company’s website at www.farmerbroscousa.com as soon as practicable.

Item 7.01 Regulation FD Disclosure

On December 6, 2007, the Company held its Annual Meeting.  For the benefit of stockholders who were unable to attend the Annual Meeting, the text of the opening remarks by Roger M. Laverty III, President and Chief Executive Officer and Management’s Report on the State of the Company delivered by

John E. Simmons, Treasurer and Chief Financial Officer, are attached as Exhibit 99.2 to this Current Report on Form 8-K and incorporated herein by reference.

Item 8.01 Other Events

Stockholder Voting Results at Annual Meeting and Declaration of Quarterly Dividend

On December 7, 2007, the Company issued a press release announcing the stockholder voting results at the Annual Meeting and declaration of a quarterly dividend. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

Of the 16,075,080 shares of common stock outstanding and entitled to vote at the Annual Meeting, 15,460,506 were represented at the meeting, or a 96.3% quorum.

At the Annual Meeting, stockholders:

1.                                       Elected each of the following three (3) individuals to the Board of Directors to serve a three-year term as Class I directors until the Annual Meeting of Stockholders in 2010 and until their successors have been duly elected and qualified:

Director Nominee	Votes Cast For	Votes Withheld
Roger M. Laverty III	15,142,040	338,466
Martin A. Lynch	15,110,047	370,459
James J. McGarry	15,176,719	303,787

2.                                       Ratified the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending June 30, 2008.   There were 15,324,854 votes for the appointment, 49,247 votes against the appointment, 106,405 abstentions and no broker non-votes.

3.                                       Approved the Farmer Bros. Co. 2007 Omnibus Plan. There were 13,420,832 votes for the proposal, 409,941 votes against the proposal, 674,177 abstentions and 975,556 broker non-votes.

Election of Officers

On December 6, 2007, the Board of Directors appointed Roger M. Laverty III President and Chief Executive Officer, John E. Simmons Treasurer and Chief Financial Officer, Michael J. King Vice President – Sales, and John M. Anglin Secretary.

Item 9.01                     Financial Statements and Exhibits.

(d)	Exhibits.

10.1	Form of Indemnification Agreement for Directors and Officers of the Company as adopted on May 18, 2006 (with schedule of indemnitees attached)

10.2	Form of Target Award Notification Letter (fiscal 2008) Under Farmer Bros. Co. 2005 Incentive Compensation Plan

14.1	Code of Ethics

99.1	Press Release of Farmer Bros. Co. announcing the results of stockholder voting at the Annual Meeting of Stockholders on December 6, 2007, declaration of a quarterly dividend and announcing the retirement of Guenter Berger as Chief Executive Officer and the promotion of Roger M. Laverty III to Chief Executive Officer.

99.2

Text of the Opening Remarks by Roger M. Laverty III, President and Chief Executive Officer, and Management’s Report on the State of the Company delivered by John E. Simmons, Treasurer and Chief Financial Officer, at the Annual Meeting of Stockholders on December 6, 2007

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  December 10, 2007

FARMER BROS. CO.

By:	/S/ JOHN E. SIMMONS
Name: John E. Simmons
Title: Treasurer, Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Form of Indemnification Agreement for Directors and Officers of the Company as adopted on May 18, 2006 (with schedule of indemnitees attached)

10.2	Form of Target Award Notification Letter (fiscal 2008) Under Farmer Bros. Co. 2005 Incentive Compensation Plan

14.1	Code of Ethics

99.1

Press Release of Farmer Bros. Co. announcing the results of stockholder voting at the Annual Meeting of Stockholders on December 6, 2007, declaration of a quarterly dividend and announcing the retirement of Guenter Berger as Chief Executive Officer and the promotion of Roger M. Laverty III to Chief Executive Officer

99.2

Text of the Opening Remarks by Roger M. Laverty III, President and Chief Executive Officer, and Management’s Report on the State of the Company delivered by John E. Simmons, Treasurer and Chief Financial Officer, at the Annual Meeting of Stockholders on December 6, 2007